UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2020

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYCC	The Nasdaq Stock Market LLC
Preferred Stock, $0.001 par value	CYCCP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2020, Cyclacel Pharmaceuticals, Inc. (the “Company”) announced the commencement of employment by Mark H. Kirschbaum, M.D., as the Company’s Chief Medical Officer, effective as of October 23, 2020.

Dr. Kirschbaum shall receive an initial annual base salary of $350,000, which may be adjusted by the Company’s board of directors (the “Board”) from time to time, and he may also be eligible for a yearly incentive cash bonus based on a percentage of his then current base salary if certain corporate and individual performance criteria are satisfied. In addition, Dr. Kirschbaum is entitled to certain employment benefits in accordance with the Company’s benefit policies in effect from time to time.

The Board’s Compensation and Organization Development Committee also granted to Dr. Kirschbaum non-qualified stock options to purchase up to 120,000 shares of the Company’s common stock, effective as of October 23, 2020, as an inducement to Dr. Kirschbaum to commence employment with the Company. The award was granted under the Company’s 2020 Inducement Equity Incentive Plan, which was adopted by the Board to facilitate the granting of equity awards to new employees in accordance with Nasdaq Listing Rule 5635(c)(4). The inducement grant shall be exercisable at a price of $3.77 per share, which was the closing price per share of the Company’s common stock as reported by The Nasdaq Stock Market on October 23, 2020. The stock option shall vest over three years, with one third of the award vesting on October 23, 2021, and the remainder vesting ratably at the end of each subsequent month thereafter, subject to Dr. Kirschbaum’s continued employment with the Company through each applicable vesting date. The option has a ten-year term and is subject to the terms and conditions of a stock option agreement.

Dr. Kirschbaum, 60, most recently served as Vice President, Hematology/Oncology at ArQule Inc. (recently acquired by Merck & Co.), where he managed the development of their BTK inhibitor ARQ531 for hematological indications, including CLL. Prior to ArQule, he was Senior Medical Director with global clinical development responsibilities at Daiichi-Sankyo, Taiho Pharmaceuticals and BeiGene, USA, where he led the clinical development of novel compounds including inhibitors of EZH2/1, HSP-90, HER2/3 and BTK in various solid tumors and hematological malignancies. Before working in the biopharmaceutical industry, Dr. Kirschbaum served as Professor of Medicine, Director of Experimental Therapeutics, Hematology at the Monter Cancer Center/NSLIJHS; Professor of Medicine, Director Hematologic Malignancies at Penn State, Hershey Cancer Center; Director of Experimental Therapeutics, Nevada Cancer Institute; Director, New Drug Development at the City of Hope National Cancer Center; and Attending Senior Physician, Department of Hematology and Department of Bone Marrow Transplantation, Tel Aviv Sourasky Medical Center, Tel Aviv, Israel.

The Company’s press release announcing the appointment of Dr. Kirschbaum is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
99.1	Press Release dated October 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President—Finance, Chief Financial Officer and Chief Operating Officer

Date: October 29, 2020